Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the following Registration Statements on Form S-4 of Universal Security Instruments, Inc. of our report dated March 10, 2022 with respect to the consolidated financial statements of Thunder Studios, Inc. and Subsidiaries, for the years ended December 31, 2021 and December 21, 2020. We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ GREEN HASSON & JANKS LLP

Los Angeles, California
May 16, 2022